UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 16, 2010

Genuine Parts Company
__________________________________________
(Exact name of registrant as specified in its charter)

Georgia	001-05690	58-0254510
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2999 Circle 75 Pkwy, Atlanta, Georgia		30339
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770.953.1700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2010, the Board of Directors of Genuine Parts Company announced the election of Robert C. "Robin" Loudermilk, Jr. as a new Director of the Company. Mr. Loudermilk is currently President and Chief Executive Officer of Aarons, Inc. Mr. Loudermilk has held the position of President and Chief Operating Officer for 13 years and has been Chief Executive Officer for two years. Mr. Loudermilk has served as a Director of Aaron’s since 1983. Aarons, Inc., a NYSE company (NYSE: AAN), is the nation’s leader in sales and lease ownership, including specialty retailing of office furniture, home furnishings, appliances and electronics. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 8.01 Other Events.

On August 16, 2010, the Board of Directors of Genuine Parts Company declared a regular quarterly cash dividend of $.41 cents per share on the Company's common stock. The dividend is payable October 1, 2010 to shareholders of record September 10, 2010.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated August 16, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genuine Parts Company

August 16, 2010	By:	Jerry W. Nix

Name: Jerry W. Nix
Title: Vice Chairman and CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated August 16, 2010